UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2016

______________________

STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

901 44th Street SE
Grand Rapids, Michigan		49508
(Address or principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (616) 247-2710

None
(Former address, if changed since last report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

          Steelcase Inc. (“Steelcase” or “the Company”) entered into a $125 million committed 5-year unsecured revolving syndicated credit facility (“New Facility”) on September 23, 2016.  The New Facility amends and restates Steelcase’s previous unsecured syndicated credit facility that was scheduled to expire in March 2017.  At the option of Steelcase, and subject to certain conditions, Steelcase may increase the aggregate commitment under the New Facility by up to $75 million by obtaining at least one commitment from one of more lenders.  There are currently no borrowings outstanding under the New Facility.

The New Facility is provided by JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., and Wells Fargo Bank, National Association as Co-Syndication Agents; HSBC Bank USA, National Association as Documentation Agent; and certain other lenders.   Fifth Third Bank, a wholly owned subsidiary of Fifth Third Bancorp, has committed $10.0 million to the New Facility. Fifth Third Bancorp or its subsidiaries hold more than 5% of the Company’s Class A and Class B common stock as fiduciary, agent or custodian for individual or institutional customers.

Steelcase can use borrowings under the New Facility for general corporate purposes, including friendly acquisitions.  Interest on borrowings is based on the rate, as selected by Steelcase, between the following two options:

·
The greatest of the prime rate, the Federal fund effective rate plus 0.5%, and the Eurocurrency rate for a one month interest period plus 1%, plus the applicable margin as set forth in the credit agreement; or

·	The Eurocurrency rate plus the applicable margin as set forth in the credit agreement.

The New Facility requires Steelcase to satisfy two financial covenants:

·
A maximum leverage ratio covenant, which is measured by the ratio of (x) indebtedness (as determined under the credit agreement) less unrestricted cash (as determined under the credit agreement) to (y) the trailing four quarter Adjusted EBITDA (as determined under the credit agreement) and is required to be no greater than 3:1. (In the context of certain permitted acquisitions, Steelcase has a one-time ability, subject to certain conditions, to increase the maximum ratio to 3.25 to 1.0 for four consecutive quarters).

·
A minimum interest coverage ratio covenant, which is measured by the ratio of (x) trailing four quarter Adjusted EBITDA (as determined under the credit agreement) to (y) trailing four quarter interest expense and is required to be no less than 3.5:1.

The New Facility does not include any restrictions on cash dividend payments or share repurchases.
The New Facility provides for customary events of default with corresponding grace periods, including, among other things, failure to pay any principal or interest when due, failure to pay material indebtedness or another default thereunder, failure to comply with covenants, certain insolvency or receivership events affecting the Company or its subsidiaries, failure of representation or warranty to be true when made or deemed made and a Change in Control (as determined under the New Facility).  In the event of a default by the Company, the requisite number of lenders (or the Administrative Agent at their request) may declare all amounts owing under the New Facility immediately due and payable, terminate the lenders’ commitments to make loans under the New Facility and/or exercise any and all remedies and other rights under the New Facility.  For certain defaults related to insolvency and receivership, the commitments of the lenders will be automatically terminated and all outstanding loans and other amounts will become immediately due and payable.

The foregoing description is qualified in its entirety by reference to the New Facility, a copy of which is filed with this Current Report as Exhibit 10.1 and is incorporated by reference herein.

Item 1.02     Termination of a Material Definitive Agreement.

Effective September 23rd, 2016, Steelcase amended and restated its syndicated credit facility dated March 19, 2012 (the “Prior Facility”).  The Prior Facility was provided by JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., Fifth Third Bank and Wells Fargo Bank, National Association as Documentation Agents; and certain other lenders. The Prior Facility was replaced by the New Facility described in Item 1.01 above.  A copy of the Prior Facility was filed as  Exhibit 10.1 to the Company’s  Form 8-K filed on March 22, 2012 and was referenced as Exhibit 10.1 in the Company’s Form 10-K for the year ended February 26, 2016.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 9.01     Financial Statements and Exhibits.

d)    EXHIBITS.

Exhibit No.	Description

10.1
Second Amended and Restated Credit Agreement among Steelcase Inc., J.P. Morgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, HSBC Bank USA, National Association as Documentation Agent, and certain other lenders

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEELCASE INC.

By:	/s/ Mark T. Mossing
Mark T. Mossing Corporate Controller and Chief Accounting Officer (Duly Authorized Officer and Principal Accounting Officer)
Date: September 28, 2016

Exhibit Index

Exhibit No.	Description

10.1
Second Amended and Restated Credit Agreement among Steelcase Inc., J.P. Morgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, HSBC Bank USA, National Association as Documentation Agent, and certain other lenders